EXHIBIT 10.13

PENNSYLVANIA

SHORT FORM

GROSS LEASE

BRANDYWINE NORRITON, L.P.

Landlord

and

AUXILIUM A2, INC.

Tenant

for Suite D-5

160 West Germantown Pike

East Norriton, PA 19401

27.	BROKERS	17

28.	CHANGE OF BUILDING/PROJECT NAME	18

29.	LANDLORD’S LIABILITY	18

30.	AUTHORITY	18

31.	NO OFFER	18

32.	MISCELLANEOUS PROVISIONS	18

33.	WAIVER OF TRIAL BY JURY	19

34.	CONSENT TO JURISDICTION	20

EXHIBITS

EXHIBIT “A”	SPACE PLAN OF PREMISES
EXHIBIT “B”	CONFIRMATION OF LEASE TERM
EXHIBIT “C”	RULES AND REGULATIONS
EXHIBIT “D”	JANITORIAL SPECIFICATIONS

GROSS LEASE

THIS LEASE (“Lease”) entered into as of the 28th day of February, 2000, between BRANDYWINE NORRITON, L.P., a Delaware limited partnership (“Landlord”), and AUXILIUM A2, INC., a Delaware corporation with its principal place of business at 160 West Germantown Pike, Suite D-5, East Norriton, PA 19401 (“Tenant”).

WITNESSETH

In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.	SUMMARY OF DEFINED TERMS.

The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

(a) “Building”: The Building located at 160 West Germantown Pike, East Norriton, East Norriton Township, Montgomery County, Pennsylvania 19401;

(b) “Project”: The Building, the three additional buildings, the land and all other improvements located at 160-190 West Germantown Pike, East Norriton, East Norriton Township, Montgomery County, Pennsylvania 19401;

(c) “Premises”: Suite No. D-5, which the parties stipulate and agree is a 4,417 rentable square foot portion of the first floor of the Building shown on the space plan attached hereto as Exhibit “A” and made a part hereof;

(d) “Term”: From the Commencement Date for a period of twenty-four (24) months;

(e) “Fixed Rent”:

LEASE YEAR	PER R.S.F.	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT
Months 1-12	$19.50, plus electric	$7,177.63	$86,131.50
Months 13-24	$20.00, plus electric	$7,361.67	$88,340.00

(f) “Security Deposit”: $7,177.63;

(g) “Estimated Occupancy Date”: March 1, 2000;

(h) “Tenant’s Allocated Share of Project”: 5.99%;

(i) “Base Year”: 2000 for Taxes;

(j) “Rentable Area”: Premises 4,417 ft., Building 14,043 ft.;

(k) “Permitted Uses”: Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto including storage and packaging of natural and pharmaceutical products. Tenant’s rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building;

(1) “Notice Address/Contact”

Tenant:	Auxilium A2, Inc. 160 W. Germantown Pike, Suite D-5 East Norriton, PA 19401 Attn: Geraldine Henwood, President

with a copy to:
Auxilium A2, Inc. 160 W. Germantown Pike, Suite D-5 East Norriton, PA 19401 Attn: Jane Hollingsworth e-mail: hollingsj@msn.com

Landlord:	BRANDYWINE NORRITON, L.P. 220 Commerce Drive, Suite 400 Ft. Washington, PA 19034 Attn: H. Jeffrey DeVuono e-mail: jdevuono@brandywinerealty.com with a copy to:

Brandywine Realty Trust 14 Campus Blvd., Suite 100 Newtown Square, Pennsylvania 19073 Attn: Brad A. Molotsky, General Counsel

(m) “Tenant’s North American Industry Number”: 325412;

(n) “Additional Rent”: All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as “Additional Rent”;

(o) “Rent”: All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.

2. PREMISES. Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.

3. TERM. The Term of this Lease shall commence (the “Commencement Date”) the date which is the earlier of (i) when Tenant, with Landlord’s prior consent, assumes possession of the Premises, or (ii) March 1, 2000. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “B”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

4. CONSTRUCTION BY LANDLORD. Tenant agrees to accept the Premises in “as is” condition. However, Landlord agrees, at Landlord’s cost, to repaint interior drywall partitioning in the Premises using Landlord’s standard paint as specified on Exhibit “A.” Landlord also agrees, at Landlord’s cost, to replace the existing carpet and cove base in the Premises using Landlord’s standard carpet and base as specified on Exhibit “A,” to remove certain shelving as specified on Exhibit “A,” to install a light fixture as specified on Exhibit “A,” to install mini-blinds as specified on Exhibit “A” and to thoroughly clean the Premises.

5. FIXED RENT; SECURITY DEPOSIT. Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article l(e), in advance on the first day of each calendar month during the Term by wire transfer of immediately available funds to the account at First Union National Bank, account no. 2030000862481; such transfer to be confirmed to Brandywine Realty Services Corporation’s accounting department (610-325-5622 — fax) by written facsimile with ABA routing number 031000503. Notwithstanding the immediately preceding sentence, the first full month’s installment and any initial partial month and the Security Deposit shall be paid upon the execution of this Lease by Tenant by one check. In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to ten (10%) percent of the total payment then due. The aforesaid late fee shall begin to accrue on the initial date of a payment due date, irrespective of any grace period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant. Tenant shall be required to pay a Security Deposit of $7,177.63 under this Lease (the “Collateral”), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. No interest shall be paid to Tenant on the Collateral, and Landlord shall have the right to commingle the Collateral with other security deposits held by Landlord. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount. In addition to the foregoing, if Tenant defaults more than one time in the payment of Rent under this Lease, irrespective of whether such default is cured, Landlord may require Tenant to increase the Collateral to the greater of twice the (i) Basic Rent paid monthly, or (ii) the initial amount of the Collateral. If Tenant shall fully and faithfully comply with all of the material provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in this Lease or the Collateral. Upon the return of the Collateral, or the remaining balance thereof to the original Tenant or any successor thereto, Landlord shall be completely relieved of liability with respect to the Collateral. In the event of a transfer of the Project or the Building, Landlord shall have the right to transfer the Collateral to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of such Collateral by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

6. ADDITIONAL RENT.

(a) Commencing January 1 of the first full calendar year after the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord, the following charges (“Recognized Expenses”), without deduction or set off, to the extent such Recognized Expenses exceed the Recognized Expenses in the Base Year.

(1) Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges (“Taxes”), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

(2) Intentionally omitted.

(b) Tenant shall pay, in monthly installments in advance, on account of Tenant’s Allocated Share of Recognized Expenses, the estimated amount of the increase of such Recognized Expenses for such year in excess of the Base Year as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses in excess of the Base Year and shall indicate what Tenant’s projected share of Recognized Expenses shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

(c) If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses shall be collected on a reasonably current basis each Lease Year.

(d) By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.

(e) Each of the Recognized Expense and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in the Lease therefor as well as at law or in equity.

(f) If this Lease terminates other than at the end of a calendar year, Landlord’s annual estimate of Recognized Expenses shall be accepted by the parties as the actual Recognized Expenses for the year the Lease ends unless Landlord provides Tenant with actual statements in accordance with subsection 6(d) above.

7. ELECTRICITY CHARGES. Tenant shall pay directly to the utility provider all charges incurred by Tenant for electricity, such charges to be based upon Tenant’s consumption, as measured by Tenant’s submeter for the Premises and at rates from the utility provider, without reduction on account of volume discounts or preferred vendor rates applicable to Landlord as a portfolio purchaser or otherwise. Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason. Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time.

8. SIGNS; USE OF PREMISES AND COMMON AREAS.

(a) Landlord shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project.

(b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(j) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant’s right to so use and occupy the Premises shall remain expressly subject to the provisions of “Governmental Regulations” Article 24 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises. Tenant, without Landlord’s consent or direction, shall not “vacate” the Premises at any time during the Term, nor permit the Premises to remain unoccupied. “Vacate” shall be defined as Tenant’s ceasing to use the Premises for its Permitted Use or the removal of substantially all of the firm’s client files or all of its furniture and equipment and personal property from the Premises.

(c) Tenant shall not overload any floor or part thereof in the Premises or the Building, nor install in or for the Premises, without Landlord’s prior written approval, any equipment which requires more electric current than Landlord is required to provide under this Lease.

(d) Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project. Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant’s permitted use of the Premises; provided that Landlord shall have the right to restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Landlord shall have the right to establish reasonable regulations, applicable to all tenants, governing the use of or access to any interior or exterior common areas; and such regulations, when communicated by written notification from Landlord to Tenant, shall be deemed incorporated by reference hereinafter and part of this Lease.

9. ENVIRONMENTAL MATTERS.

(a) Hazardous Substances. Tenant shall not bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an “Applicable Environmental Law”).

(b) NAI Numbers. Tenant represents and warrants that Tenant’s NAI (North American Industrial Classification) number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article l(m) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(k). Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substances” or “hazardous waste” as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any “discharge” (as such term is defined under Applicable Environmental Laws) on or about the Premises. In addition, upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Building. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant’s activities at the Premises, (2) allow reasonable inspections and testing of the Premises during normal business hours after reasonable notice has been given, and (3) as respects the Premises, perform any requirement reasonably requested by Landlord necessary for the receipt of approvals under Applicable Environmental Laws, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant’s violation of this Section.

10. TENANTS ALTERATIONS. Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Landlord’s consent shall not be required for the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building. If Landlord approves Tenant’s Alterations and agrees to permit Tenant’s contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman’s compensation insurance, and (c) employer’s liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and approved by the applicable local inspector if such alteration is in excess of $25,000; (iii) all applicable building permits required by law; and (iv) an executed, effective Waiver of Mechanics Liens from such contractors and all sub-contractors. Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant’s work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord’s mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant’s work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. All Alterations (whether temporary or permanent in character) made in or upon the Premises (other than the Landlord Work which will remain on the Premises), either by Landlord or Tenant, shall be Landlord’s property upon installation and shall remain on the Premises without compensation to Tenant; unless Landlord provides written notice to Tenant to remove same upon expiration of the Lease at the time Landlord consents to such Alterations, in which event, Tenant shall promptly remove such Alterations and restore the Premises to good order and condition at the expiration of the Lease. Should Tenant fail to do so, Landlord may do so, collecting at Landlord’s option the cost and expense thereof from Tenant as Additional Rent. All furniture, movable trade fixtures and equipment (including telephone and communication equipment system wiring and cabling) installed by Tenant, its assignees and sublessees shall be removed by Tenant at the termination of this Lease, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant’s receipt of an invoice therefor from Landlord.

11. CONSTRUCTION LIENS. Tenant will not suffer or permit any contractor’s, subcontractor’s or supplier’s lien (a “Construction Lien”) to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord’s costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate. Nothing in this Lease, or in any consent to the making of alterations or improvements contained shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of 49 P.S. Sections 1101-1902, as amended or under the Contractor and Subcontractor Payment Act or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

12. ASSIGNMENT AND SUBLETTING.

(a) Subject to the remaining subsections of Article 12, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

(b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party’s business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within sixty (60) days next following Landlord’s receipt of Tenant’s notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured.

(c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord’s then-standard base building specifications, shall be performed by Landlord’s contractors, and shall be shared 50% by Tenant and 50% by Landlord. Upon the completion of any recapture and termination as provided herein, Tenant’s Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

(d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord’s notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord’s prior written consent as aforesaid within five (5) months next following Landlord’s notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord’s consent to the proposed transaction, whereupon Landlord’s right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

For purposes of this Section 12(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (ii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing a sublease at a rental or subrental rate which is less than the then fair market rental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (v) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vi) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgement, otherwise be incompatible with other tenancies in the Building.

(e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

(f) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

(g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

(h) In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for Landlord Waiver) in order to defer Landlord’s administrative expenses arising from such request, plus (ii) Landlord’s reasonable attorneys’ fees, which attorney’s fees shall not exceed $1,000.00.

(i) Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default of or has previously defaulted in connection with any of its monetary obligations under this Lease.

13. LANDLORD’S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon twenty-four (24) hours notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord’s rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry. Landlord also shall have the right to enter the Premises during normal business hours after giving a reasonable amount of prior notice to Tenant, to exhibit the Premises to any prospective purchaser, tenant and/or mortgagee.

14. REPAIRS AND MAINTENANCE. Except as specifically otherwise provided in this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). Tenant shall not use or permit the use of any portion of the

Premises for outdoor storage. When used in this Article 14, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Landlord, throughout the Term of this Lease and at Landlord’s sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises and the HVAC, plumbing and electric systems serving the Premises. Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, windows, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of or has actual knowledge of the need for such repair. Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord. Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit “D” attached hereto.

15. INSURANCE; SUBROGATION RIGHTS. Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, comprehensive general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of all risk property insurance covering the full replacement value of such property. All insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord’s Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of insurance above referred to, with evidence that the coverages required have been obtained and that premiums have been paid in full for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates, together with evidence of like paid premiums at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Five Thousand Dollars ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants of similar buildings in the area making similar uses, provided however that Landlord shall use best efforts not to increase the liability coverage limits for a period of twenty-four (24) months from the Commencement Date. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

16. INDEMNIFICATION. Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant’s improper use of the Premises, (ii) the improper conduct of Tenant’s business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord, Brandywine Realty Services Corp. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord from and against the negligence or willful misconduct of Landlord.

17. QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

18. FIRE DAMAGE. Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall use its due diligence to repair the damage promptly following notice thereof. Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord’s reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty and, assuming normal work crews not engaged in overtime, or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant’s receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission. If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord’s fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord’s election within thirty (30) days after Landlord’s knowledge of the damage and of the unavailability or insufficiency of insurance proceeds. If the election is to terminate, Landlord shall give Tenant at least fifteen (15) days prior notice specifying the termination date. In the event of damage or destruction to the Premises or any part thereof, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated, provided the deduction or abatement of Rent shall not exceed rent insurance proceeds received by Landlord attributable to the Premises for the period during which it was damaged.

19. SUBORDINATION; RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the “Mortgagee”) now or hereafter placed upon the Premises, Building and/or Project, notice by registered mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty five (45) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee’s receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord’s default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid. It shall not be an Event of Default under this Lease if Tenant fails to give any Mortgagee notice of any default by Landlord under this Lease.

20. CONDEMNATION. If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant’s uses, but shall not be required to expend more than the net award Landlord reasonably expects to be. available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date. If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term. If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant’s damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

21. ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that it is in full force and effect as modified and stating the modifications), and the dates to which Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord’s interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

22. DEFAULT.

If:

(i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Tenant shall have a four (4) day grace period within which to pay such Rent without creating a default hereunder, (ii) Tenant “vacates” the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied, (iii) Tenant fails to observe or perform any of Tenant’s other agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default, (iv) Tenant makes any assignment for the benefit of creditors, (v) Tenant commits an act of federal or state bankruptcy or files or has filed against it a petition or proceeding under any bankruptcy or insolvency law, (vi) receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interests in this Lease, or (vii) attachment or execution against a substantial part of Tenant’s assets or of Tenant’s interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder. Notwithstanding the foregoing, it shall not be an Event of Default hereunder if Tenant “vacates” the Premises or permits the same to be unoccupied and simultaneously leases more than 7,500 square feet of space in a building owned or controlled by Landlord or Brandywine Realty Trust.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default:

(a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord’s option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant pursuant to a judgment shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease. Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant’s further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord’s termination of possession or termination of this Lease shall be applied by Landlord against Tenant’s obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.

(b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant’s rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord’s damages and Tenant’s liabilities arising prior to, out of and following the Event of Default and the ensuing termination. Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant’s property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord’s consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

(c) Landlord’s Damages.

(1) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(A) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and

(B) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant’s property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and

(C) all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

(2) The damage sums payable by Tenant under the preceding provisions of this paragraph (c) shall be payable on demand from time to time as the amounts are determined; and if from Landlord’s subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

(3) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

(d) Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord’s incurring of costs or expenses.

Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(e) Additional Remedies. In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(1) TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY TENANT TO LANDLORD UNDER OR BY REASON OF THIS LEASE (INCLUDING, WITHOUT LIMITATION, ANY SUM PAYABLE UNDER SUBPARAGRAPHS (a) THROUGH (d) OF THIS ARTICLE 22, AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD’S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, AND ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEY’S FEES OF 5%. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

(2) WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES. A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

GAH (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGEMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

(f) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading “Money Rates” in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the “Default Rate”).

(g) Landlord’s Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

(h) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

(i) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord’s receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant’s previous default.

23. SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month or additional year, at Landlord’s option, with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees incurred by Landlord as a result of such holdover.

24. RULES AND REGULATIONS. Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “C” attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant’s rights under this Lease. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord’s failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant.

25. GOVERNMENTAL REGULATIONS. Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project. Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord’s Work, if any, except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

26. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; in all such cases addressed to the parties at the addresses set forth in Article 1 (m) hereof; or (iv) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

27. BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder, and that otherwise no broker or finder called the Premises to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article. Notwithstanding anything herein to the contrary, Landlord and Tenant acknowledge that Tenant consulted with Carmen Italia of the Montgomery County Industrial Development Authority Corporation before entering into this Lease; however, Landlord and Tenant agree that Carmen Italia is not entitled to any commission or finder’s fee or any other compensation in connection with this Lease.

28. CHANGE OF BUILDING/PROJECT NAME. Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated. Landlord agrees to pay for the reasonably documented costs of stationery charges (including letterhead and cards) necessitated by any such name change, such cost not to exceed $2,500.

29. LANDLORD’S LIABILITY. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

30. AUTHORITY. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

31. NO OFFER. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

32. MISCELLANEOUS PROVISIONS.

Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained. Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law. Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect. Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease. Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender. Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes all prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant’s case, with the due exercise of an option (if any) contained herein or a formal agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever. Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature. Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Newtown Square, Pennsylvania) on the last day of the Notice or other period. Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT. Recordation of Lease. Tenant shall not record this Lease without the written consent of Landlord. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant. No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof. Force Majeure. Except as expressly stated in this Lease, if by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

33. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

34. CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery, Philadelphia and Delaware County and to the federal courts located in the Eastern District of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

WITNESS:	LANDLORD:

BRANDYWINE NORRITON, L.P.

	By:	Brandywine Realty Trust, its general partner

	By:	/s/ H. Jeffrey DeVuono
H. Jeffrey DeVuono
Vice President of Operations

ATTEST:	TENANT:

AUXILIUM A2, INC.

	By:	/s/ Geraldine A. Henwood
Name: GERALDINE A. HENWOOD
Title: CEO

EXHIBIT “A”

Space Plan of the Premises

Tenant Improvements Specifications

[GRAPHIC APPEARS HERE]

1.	Repaint all interior drywall partitioning which is currently painted.

2.	Recarpet the Premises using Landlord’s building standard carpet.

3.	Remove shelving in location marked #3.

4.	Install a light fixture in the reception area marked #4.

5.	Thoroughly clean the Premises.

6.	Install mini-blinds on the vision panels in the offices market #6.

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM made as of the          day of March, 2000, between BRANDYWINE NORRITON, L.P., a Delaware limited partnership, with an office at 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073 (“Landlord”) and Auxilium, Inc. with its principal place of business at 160 W. Germantown Pike, Suite D-5, East Norriton, PA 19401 (“Tenant”), who entered into a lease dated for reference purposes as of February, 2000, covering certain premises located at 160 W. Germantown Pike, Suite D-5, East Norriton, PA 19401. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The Parties to this Memorandum hereby agree that the date of March 6, 2000 is the “Commencement Date” of the Term, that the date March 6, 2000 is the Rent Commencement Date and the date March 5, 2002 is the expiration date of this Lease.

2. Tenant hereby confirms the following:

(a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b) That the improvements required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease Terms;

(e) That the Lease is in full force and effect.

3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

ATTEST:	LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P. by its agent BRANDY WINE REALTY SERVICES CORP.

	By:	Brandywine Realty Trust, its general partner

/s/ Irene Ken	By:	/s/ [ILLEGIBLE]

ATTEST:	TENANT:

/s/ Jane H. Hollingsworth	By:	/s/ Gerri A. Henwood
Authorized Representative

Gerri A. Henwood - CEO
Print name and title

EXHIBIT “C”

BUILDING RULES AND REGULATIONS

LAST REVISION: JANUARY 1, 1999

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him in a like manner as if originally prescribed. Landlord will notify Tenant in writing of any changes to the Building Rules and Regulations.

1.	Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems best.

2.	No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.	Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the Tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.	No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.	Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.	No bicycles, skateboards or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building.

8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.	No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.	No tenant may change the use of the premises without the prior written approval of Landlord.

11.	No tenant, or employees of Tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner.

12.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

13.	Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein except for: coffee machine, microwave oven, vending machines, or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

14.	No smoking is permitted in the rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

15.	Tenants are not to rekey or install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building. Landlord acknowledges that Tenant will need to rekey or install additional locks or bolts in the Premises, that the Premises are subject to regulation by the Drug Enforcement Agency (“DEA”) and that certain portions of the Premises are subject to restricted access. Landlord and Tenant agree to cooperate so that Landlord may have access to the entire Premises in compliance with DEA rules and regulations.

16.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

17.	Tenant shall not use the name of the Building, Landlord or Landlord’s Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

18.	Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. No person/company other than Building Tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

19.	All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

20.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations. Large deliveries (more than one (1) elevator load) may only be scheduled between the hours of 5:30 p.m. – 6:30 a.m. Monday – Friday or anytime Saturday and Sunday. Property Management Office must be notified at least 72 hours prior to delivery.

21.	Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for Tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

22.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

23.	Landlord may require, at its sole option, all persons entering the Building after 6 P.M. or before 7 A.M., Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

24.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25.	No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

26.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons. Each tenant shall cooperate to prevent same and shall report any such incident to Landlord’s management.

27.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

28.	Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removable of these recyclable items will be by Landlord’s janitorial personnel.

29.	Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at Tenant’s expense.

30.	No drapes shall be installed by Tenant, which are visible from the exterior of the Building.

31.	No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

32.	Tenant or Tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

33.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

34.	No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

35.	Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

36.	Tenant agrees that neither Tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

37.	Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

38.	Landlord will not permit entrance to Tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

39.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

40.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

41.	Move-Out Procedures: On multi floored buildings move-outs may only be scheduled between the hours of 5:30 p.m. – 6:30 a.m. Monday – Friday or anytime Saturday and Sunday. Property Management Office must have at least 72 hour notice prior to move-out.

EXHIBIT “D”

CUSTODIAL MAINTENANCE SPECIFICATIONS

NORRITON OFFICE CENTER

Managed by:

Brandywine Realty Services Corporation

I.	CONTRACTOR RESPONSIBILITIES:

Unless otherwise noted, in writing, it shall be the Contractor’s responsibility to maintain the entire facility in accordance with these specifications to a consistent standard determined solely by Brandywine Realty Services Corporation. To facilitate the Contractor’s ability to thoroughly understand their responsibility to maintain the entire facility, specific tasks are noted for certain items on the attached Custodial Task and Frequency Schedule.

II.	AREAS TO BE MAINTAINED:

A.	It shall be understood all areas of the facility, with the exception of those indicated below, shall be maintained by Contractor’s Custodial Maintenance Staff.

•	Mechanical and telephone rooms.

•	Roof decks and balconies.

•	Exterior perimeter of facility except areas containing trash receptacles or ashtrays used in common by all tenants.

•	Building vehicle parking areas.

•	Any tenant occupied space clearly designed as requiring “day” OR “restricted” business hour maintenance.

III.	GENERAL:

A.	Requirements:

Contractor shall provide all labor, materials, equipment and supervision necessary or appropriate to provide custodial maintenance service described herein.

Contractor’s responsibility shall include, but not be limited to the following:

Service Schedule:

1.	All nightly service shall be performed five (5) nights per weeks, Monday through Friday, excluding holidays.

2.	Holidays on which services are not required are:

New Years Day	Memorial Day
July 4th	Labor Day
Thanksgiving Day	Christmas Day

3.	Custodial services shall be performed nightly between the hours of 6:00 p.m. and 10:30 p.m.

B.	Supervision:

Contractor shall employ, and permanently assign to the facility, adequate, competent, professional supervisory personnel capable of ensuring successful accomplishment of the work set forth within these specifications.

1.	The duties and responsibilities of Contractor supervisory staff shall include, but not be limited to the following:

a.	Daily interaction with Building Management.

b.	Daily Quality Assurance inspections.

c.	Tenant interaction as deemed necessary by Building Management and Contractor Management.

d.	Overall supervision of custodial maintenance service programs.

e.	Working scheduling to ensure maximum productivity.

f.	Equipment and supply Management.

g.	Ensure compliance of Contractor’s staff with tenant and building security rules and procedures.

h.	Follow-up on tenant complaints and special requests.

i.	Provide monthly written reports and responses as deemed necessary by the Building Manager.

2.	Contractor shall employ only supervisory personnel qualified to consistently ensure proper custodial maintenance services.

a.	All supervisory employees shall be able to communicate, both orally and in writing, in English.

b.	Supervisory employees shall present a professional appearance and be in proper uniform at all times.

c.	Contractor shall provide a sufficient number of supervisory employees to ensure successful completion of all assigned tasks.

d.	Working supervisory employees shall be assigned only to this facility.

3.	Operations Support and Quality Assurance:

a.	Contractor shall assign the overall responsibility for the successful operation of this custodial assignment program to a qualified Operations Manager.

b.	A Quality Assurance Program shall be implemented at the start of the Contractor’s Custodial Program. The program shall be tailored to the needs of the property and written documentation shall be furnished to the building manager monthly.

4.	Contractor’s Employees:

a.	Only skilled, experienced employees shall be assigned to this site by Contractor.

b.	Contractor’s employees shall present an acceptable appearance and exhibit proper conduct while on duty at the site.

c.	Contractor’s employees must be in uniform at all times while on the property.

Uniforms for all Contractors’ employees are subject to the approval of the Building Management and all uniforms provided by the Contractor must clearly indicate the individual is an employee of the Contractor.

d.	Contractor shall promptly replace personnel deemed unsatisfactory by the Building Management.

e.	Contractor’s employees shall fully comply with all safety and security standards and other rules set forth by the Building Management.

5.	Equipment:

a.	Contractor shall furnish an inventory at the site, all cleaning equipment necessary to ensure the accomplishment of the work set forth in the specifications.

b.	Equipment shall comply with all safety requirements and function properly at all times.

c.	Equipment shall be equipped with all necessary protective padding to prevent damage to building finishes and tenant property.

d.	Contractor shall ensure its employees are provided necessary safety protection required while using motorized equipment.

e.	All equipment must be new at the start of the contract and shall be replaced at the discretion of Building Management at the Contractor’s expense.

6.	Supplies:

a.	All supplies must be appropriate for the task and be of no harm to the building finishes.

b.	Building Management must approve cleaning chemicals for use and storage within the facility.

c.	Contractor shall supply its employees with sufficient quantities of chemicals, materials and tools to complete assigned tasks.

d.	Material Safety Date Sheets of all cleaning products and chemicals used on the site shall be posted as required by Law and shall be made available to Building Management before the product or chemical is used at the property.

e.	The Contractor, at cost, shall provide all supplies not specifically addressed in this document with an identified mark-up for administrative overhead.

7.	Paper Products:

a.	All paper products shall be specified by Building Management and shall be ordered by the Contractor from sources identified by Building Management.

b.	Building Management will be invoiced directly by the paper supplier. Therefore, Contractor should specifically exclude this cost from the proposed cost of providing the requested service.

c.	Delivery of all supplies shall be limited so that there shall always be at least a 2-week supply on site.

d.	Contractor shall provide and replenish stock for feminine supply machines. Contractor shall retain income from the dispensers.

8.	Storage:

a.	Adequate storage space, when and where available, shall be provided at no cost for supplies, materials and equipment stored within the facility.

All storage areas utilized by Contractor shall be maintained in a clean and orderly condition.

IV.	RULES:

Contractor shall maintain good order among its employees at all times and shall ensure compliance of the building rules and regulations by its employees.

V.	SECURITY:

A.	Contractor assumes full responsibility for Contractor’s employees adherence to all building security regulations while performing their work assignments on the premises. Security standards shall be established at the sole discretion of Management who reserves the right to alter or change the security requirements at any time.

1.	Contractor’s employees, through its supervisors, shall report any irregularities to Building Management. Further, Contractor’s supervisory staff shall report maintenance problems encountered during service hours, or any existing or potential safety problems to Management in writing.

2.	Contractor shall be responsible for any keys issued by Management. Replacement and/or re-keying costs resulting from Contractor’s employees’ negligence shall be the full responsibility of Contractor.

3.	Keys shall not be reproduced and Contractor shall not allow any keys to leave the facility without the prior approval of Management.

4.	While cleaning the tenanted areas, Contractor’s personnel shall keep all doors locked and shall not admit anyone into the suite.

5.	Doors will not be propped open to empty trash or for any other reason.

VI.	JANITORIAL TASKS AND FREQUENCIES:

The following tasks and frequencies shall be completed as noted. For the benefit of the Contractor, this specification includes specific results that shall be achieved at the completion of the assigned task. Results are designed to identify the level of service expected by Management and shall be used by Management to ensure Contractor compliance with the specifications.

DAILY

BUILDING AND TENANT AREAS

1.	All desks and other furniture will be dusted with specially treated dust clothes.

Result: All furniture such as cabinets, tables, desks and shelves will be free of dust and fingerprints at all times. Obvious marks and dust on surrounding surfaces shall be removed.

2.	All windowsills, chair rails, baseboards, moldings, partitions and picture frames that are less than seven (7) feet in height will be hand dusted and wiped clean.

Result: High and low dusting will remove dust from the tops of frames, mirrors, partitions and other areas. It will also remove dust from baseboards, chair rails, and other surfaces below eye level.

3.	All non-carpeted floors will be dust mopped with specially treated mops.

4.	All bright metal work will be maintained and kept in a clean and polished condition.

5.	All drinking fountains will be thoroughly cleaned and sanitized.

6.	All stairways will be swept and wet mopped. Stairways shall be policed daily to remove all debris. Walls, handrails and fixtures are to be spot cleaned and dusted. Lights, pipes and signage are to be dusted as necessary.

7.	All elevators will be vacuumed and the interior of all cabs will be wiped clean and all metal hardware will be polished. This includes damp wipe, dust and/or thoroughly cleaning all exterior doors, cab walls, doorframes, indicator panels, tracks, plates and grooves.

8.	Empty, clean and dust all wastepaper baskets, ashtrays, receptacles, etc. After emptying waste baskets, reline with an approved liner, as needed but not less than monthly.

Result: All trash containers will be empty and contain no obvious litter. Unlimited containers will be wiped to remove obvious soil. Containers lined with plastic will appear clean. Liners will be changed weekly or if soiled.

9.	Remove all trash and wastepaper to areas designated by Management. Implement whatever recycling program that is designed by Management.

10.	Vacuum all carpeted areas. This shall include all walk-off mats. In addition, the carpets are to be spot cleaned when necessary.

Result: Carpeting in all areas will be free of all soil, debris and dust.

11.	Through a program of daily sweeping and wet mopping, and periodic spray buffing, top scrubbing, and stripping and waxing, as required, all tile floors will maintain a satin finish. Hard surface floor areas shall be maintained in a manner which is consistently presents the appearance desired without visible evidence of traffic patterns. Particular attention shall be paid to edges to ensure a proper and dust free appearance. Any damage to hard surface floors resulting from improper care shall be the full responsibility of Contractor. Contractor shall provide the details of a program to maintain tile floors to ensure consistent luster and removal all marks. (As a matter of general guidance, VCT floors will be rewaxed as required not less than quarterly). (Monthly: spray buff; semi-annually: strip and refinish).

12.	All glass surfaces, windows, doors and directory boards shall be wiped clean, using an approved glass cleaner, and all glass shall be left in a bright condition.

13.	Wipe and clean all counters, tables, chairs and appliances in kitchen areas. Interior cleaning of microwaves, refrigerators, cabinets, etc. can be done at the request of the tenant on an overtime basis and billed directly to the tenant.

14.	Clean all glass at the building and tenant entrances.

15.	Spot clean all horizontal and vertical surfaces removing fingerprints smudges and stains.

Result: All obvious, fresh spots and stains will be removed from partitions, entry areas, and around switches, vents and other surfaces intended to be covered in the cleaning program.

LAVATORIES

1.	Floors are to be swept and washed using an approved antiseptic liquid detergent. Floors are to be machine scrubbed, as needed, but not less frequently than every quarter.

Result: Hard surface floors will have a deep clean look and a crisp, clean even shine free of scrapes and marks. The entire floor and any grout will be free of all film, stains and detergent removable marks. The aim of this task is to clean the surface so that it is free of all soils, stains and bacteria.

2.	Refill all dispensers, empty trash, clean and sanitize all restroom fixtures. Wipe all counters, clean mirrors, wipe chrome and spot wipe partitions and ceramic tile walls.

Result: The restroom should have a clean scent or no odor at all. Toilets and urinals will be free of stains and water spots. Sinks and hardware will be clean and bright. Counters will be clean and dry. All dispensers will be at least 80% full and all stainless surfaces will shine and be streak free. Mirrors will be clean to the top and have no streaks or dust. Partitions will be smudge and dust free. Floors will be clean and dry. Corners and edges will show minimal signs of film and mop marks. Vents should look clean and have little or no dust.

3.	Weekly wash all restroom partitions on both sides.

Result: The partitions will be dust and streak free. Visually, they will appear clean from both a distance and close-up.

4.	Remove all wastepaper and refuse.

5.	No less frequently than quarterly, wash all ceramic tile walls.

Result: The entire wall and any grout will be free of all film, stains and detergent removable marks. The walls will be clean from top to bottom.

WEEKLY

1.	Remove all fingerprints, smudges and scuff marks from all vertical and horizontal surfaces such as doors, walls and sills.

2.	Wash all resilient floors in public areas. Strip, refinish, and polish the floors, as needed.

3.	Polish and buff all no wax resilient floors in tenant areas.

4.	Dust and damp wipe all louvers, light fixtures, adjacent ceiling tiles, and ceiling grids. Preferred method is with a backpack vacuum cleaner.

5.	Clean all interior partition glass windows and entrance doors.

QUARTERLY

1.	Dust and clean all vertical surfaces such as walls, partitions, doors, etc. that are not cleaned during the nightly cleaning process.

2.	Dust and wipe clean all blinds.

3.	Dust and thoroughly clean both sides of light lenses.

4.	Dust the inside of elevator telephone cabinets.

5.	Shampoo all elevator carpets.

6.	Wash all waste receptacles.

INDEX

Page

EXHIBITS

EXHIBIT “A”	SPACE PLAN OF PREMISES
EXHIBIT “B”	CONFIRMATION OF LEASE TERM
EXHIBIT “C”	RULES AND REGULATIONS
EXHIBIT “D”	CLEANING SPECIFICATIONS

FIRST AMENDMENT TO LEASE

This Amendment to Lease made and entered into this 27th day of November, 2000, by and between BRANDYWINE NORRITON, L.P., hereinafter referred to as “Landlord” and AUXILIUM A2, INC., hereinafter referred to as “Tenant”.

WHEREAS, Landlord leased certain premises located at 160 West Germantown Pike, East Norriton, Montgomery County, Pennsylvania, to Tenant pursuant to that certain Lease dated March 6, 2000, hereinafter referred to as “Lease,” the Premises being more particularly described therein; and

WHEREAS, Landlord and Tenant wish to amend the Lease as follows;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1. Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Amendment.

2. Lease of Additional Premises.

(a) The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, all that certain space on the first floor of the Building containing approximately 2,725 square feet of space (the “Additional Premises”), as shown on Exhibit “A” and made a part hereof. The term of the Lease for the Additional Premises shall commence upon the substantial completion of the Landlord’s Work (as defined in subparagraph (b) hereof) (“Additional Premises Commencement Date”). The Premises shall be deemed substantially completed when the Landlord’s Work has been completed to the extent that the Additional Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Premises. It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Amendment, and to that end Landlord and Tenant hereby agree that from and after the Additional Premises Commencement Date the word “Premises”, as defined in the Lease, shall mean and include both the Premises and the Additional Premises, containing a total of 7,142 square feet, unless the context otherwise requires. Notwithstanding anything herein to the contrary,

(b) Landlord, at its sole cost and expense shall construct and do such other work to the Additional Premises in substantial conformity with the plans and outline specifications of the plan prepared by Space Planners, Inc. dated November 6, 2000, which have been initialed by the parties, and which are attached hereto as Exhibit “B” (collectively, the “Landlord’s Work”). Tenant shall approve final plans by November 15, 2000 and shall deliver finish specifications by December 1, 2000.

(c) If Landlord shall be delayed in such “substantial completion” as a result of (i) Tenant’s failure to furnish plans and specifications within the time frame stated by Landlord; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within the time frame stated by Landlord (each, a “Tenant’s Delay”); then the Additional Premises Commencement Date and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay . If any change, revision or supplement to the scope of the Landlord’s Work is requested by Tenant or if Tenant fails to provide information or cooperation required by Landlord in connection with Landlord’s Work within the time periods required then such occurrence shall not change the Commencement Date of the Term and shall not alter Tenant’s obligations under this Lease. Notwithstanding anything to the contrary stated in Section 2(b)

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above, the Term shall commence on the date the Premises would have been delivered to Tenant but for Tenant’s Delay. Tenant shall be solely responsible for all reasonably documented and invoiced expenses which increase the costs incurred in connection with a Tenant requested change in the scope of the Landlord Work (including the finishes set forth therein).

(d) Upon completion of the Landlord’s Work, Landlord and Tenant shall schedule an inspection of the Additional Premises Tenant Improvements at which time a punchlist of outstanding items, if any, shall be prepared. Landlord shall use reasonable efforts to complete the items on the punchlist within thirty days, or if the nature of the items requires additional time, within such additional time as reasonably necessary.

(e) The Additional Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “C”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

3. Term: Lease Term is hereby extended for 46 months commencing March 6, 2002 and terminating January 31, 2006.

4. Fixed Rent:

(a) From and after the Additional Premises Commencement Date, Tenant shall pay to Landlord Fixed Rent for the Premises as follows:

TIME PERIOD	PER RSF	MONTHLY INSTALLMENT	ANNUAL FIXED RENT
02/01/01-01/31/02	$20.00	$11,903.33	$142,840.00
02/01/02-01/31/03	$20.50	$12,200.92	$146,411.00
02/01/03-01/31/04	$21.00	$12,498.50	$149,982.00
02/01/04-01/31/05	$21.50	$12,796.08	$153,553.00
02/01/05-01/31/06	$22.00	$13,093.67	$157,124.00

5. Security Deposit. Tenant shall pay an additional $14,822.37 Security Deposit to Landlord by check upon the execution of this Lease Amendment. If, on the second anniversary of the Additional Premises Commencement Date, Tenant is not, nor ever has been, in default under the Lease (irrespective of whether such default was cured), Landlord shall return Tenant’s entire Security Deposit in the amount of $22,000.00.

6. Tenant’s Proportionate Share. From and after the Additional Premises Commencement Date, Tenant’s Proportionate Share shall be 9.75%.

7. Right of Expansion. Subject to (a) Tenant not being in default now nor Tenant ever having been in default under this Lease; and (b) the rights of other tenants within the Project from time to time, and (c) provided that the Tenant first-above named (or its assignee under Section 12 (e) or (f) above shall continuously remain in occupancy of not less than seventy-five percent (75%) of the Premises originally demised hereunder and subject to such limitations as are imposed by other tenant leases, Landlord shall notify Tenant throughout the term hereof with regard to space of more than 1,500 rentable square feet that is or Landlord expects to become vacant and available for lease within the Project, and Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space (on all of the same terms and conditions as are set forth in this Lease, except as otherwise specified by Landlord) or an amendment to this Lease with which the parties would add such space to the description of the “Premises”, in either case for a term which would be coterminous with this Lease unless otherwise specified by Landlord, and which economic terms shall include the estimated date that the space shall be available for delivery, the Base Rent and the tenant allowance (if any) to be furnished to Tenant. Tenant shall thereafter have the same right to lease such space on the same basis as other

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prospective tenants of such space. If Landlord and Tenant agree on the terms on which Tenant would take additional space, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. Notwithstanding the foregoing, Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine, to any person other than Tenant. Tenant shall have no right to lease less than all of the space identified in Landlord’s notice.

Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend any existing or future tenant lease, or choose to use any space that is or is about to become vacant within the Project for marketing or property management purposes, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this Article 7 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Project at any time.

8. Default. From and after the Additional Premises Commencement Date, Article 22 (Default) of the Lease, the following phrase shall be deleted in its entirety “(i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Tenant shall have four (4) day grace period within which to pay such Rent without creating a default hereunder,” and shall be replaced by the following:

(i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a three (3) business day grace period from its receipt of such Landlord’s notice (facsimile receipt being deeded to be notice hereunder) within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 5 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period. No additional notice shall be required thereafter and Landlord shall be entitled to immediately exercise its remedies hereunder if payment is not received during the grace period,

9. Tenant Representations: Tenant hereby confirms that (i) the Lease is in full force and effect and Tenant is in possession of the Premises; (ii) Landlord has performed all outstanding Tenant Improvements and Landlord’s Work obligations; (iii) there are no defaults by Landlord or Tenant under the Lease and (iv) Tenant’s NAIC Number is 325412.

10. Brokerage Commission. Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

11. Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms.

12. Conflicting Terms. Should there be a conflict between the terms of this Amendment to Lease and the Lease, the Terms of this Amendment to Lease shall control.

{SIGNATURES ON NEXT PAGE}

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this agreement on the date first above written.

LANDLORD:
BRANDYWINE NORRITON, L.P.
By: Brandywine Realty Trust, its general partner
WITNESS:

	By:	/s/ [ILLEGIBLE]
Name:
Title:

TENANT:
AUXILIUM A2, INC.
ATTEST:
/s/ Suzanne Shorr	By:	/s/ John F Imperato
	Name:	JOHN F IMPERATO
	Title:	CFO & TREASURER

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EXHIBIT “A”

Space Plan of Existing Premises

and Expansion Premises

[GRAPHIC APPEARS HERE]

EXHIBIT “C”

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM made as of the      day of             ,     , between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073 (“Landlord”) and AUXILIUM A2, INC., with its principal place of business at 160 West Germantown Pike, Suite D-5, East Norriton, Pennsylvania 19401 (“Tenant”), who entered into an amendment to lease dated                  ,             , whereby the Premises were increased and term of the Lease extended. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The Parties to this Memorandum hereby agree that the date of                  , 2000 is the “Additional Premises Commencement Date” of the Term and the date                           is the expiration date of this Lease.

2. Tenant hereby confirms the following:

(a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b) That the improvements required to be furnished according to the Lease by Landlord have been substantially completed;

(c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease Terms;

(e) That the Lease is in full force and effect.

3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

LANDLORD:

BRANDYWINE NORRITON, L.P.

	By:	Brandywine Realty Trust, its general partner

By:

TENANT:

AUXILIUM A2, INC.

By:
Name:
Title:

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease made and entered into this 3rd day of October, 2001, by and between BRANDYWINE NORRITON, L.P., hereinafter referred to as “Landlord” and AUXILIUM A2, INC., hereinafter referred to as “Tenant”.

WHEREAS, Landlord leased certain premises consisting of 7,142 rentable square feet known as Suite D-5 located at 160 West Germantown Pike, East Norriton, Montgomery County, Pennsylvania, to Tenant pursuant to that certain Lease dated March 6, 2000, as amended by a First Amendment to Lease dated November 27, 2000, hereinafter collectively referred to as “Lease,” the Premises being more particularly described therein; and

WHEREAS, Landlord and Tenant wish to amend the Lease to expand the Premises on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follow:

1. Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Second Amendment.

2. Lease of Additional Premises; Term.

(a) The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, all that certain space on the first floor of the Building containing approximately 2,164 square feet of space and known as Suite D-5 (the “Second Additional Premises”) and all that certain space on the first and only floor of 170 West Germantown Pike, East Norriton, PA containing approximately 6,968 square feet of space and known as Suite C-1 (the “Third Additional Premises”), both spaces as shown on Exhibit “A” attached hereto and made a part hereof and known together as the “Additional Premises”.

(b) The term of the Lease for the Second Additional Premises shall commence upon the substantial completion of the Second Additional Premises Landlord’s Work (as defined in subparagraph (c) hereof) (“Second Additional Premises Commencement Date”), the term of the Lease for the Third Additional Premises shall commence upon the substantial completion of the Third Additional Premises Landlord’s Work (as defined in subparagraph (c) hereof) (“Third Additional Premises Commencement Date”) and the terms of both shall end on expiration date as set forth in the Lease, January 31, 2006. The Second Additional Premises shall be deemed substantially completed when the Second Additional Premises Landlord’s Work has been completed to the extent that the Second Additional Premises may be occupied by Tenant for its Permitted Uses and Landlord has have procured a temporary or permanent certificate of occupancy permitting the occupancy thereof and the Third Additional Premises shall be deemed substantially completed when the Third Additional Premises Landlord’s Work has been completed to the extent that the Third Additional Premises may be occupied by Tenant for its Permitted Uses and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy thereof, subject in both cases only to completion of minor finishing, adjustment of equipment, and other minor construction aspects. It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Second Amendment, and to that end Landlord and Tenant hereby agree that from and after the Second Additional Premises Commencement Date the word “Premises”, as defined in the Lease, shall mean and include both the Premises and the Second Additional Premises, and from and after the Third Additional Premises Commencement Date the word “Premises”, as defined in the Lease, shall mean and include both the Premises and the Third Additional Premises, containing, upon the occurrence of both such dates, a total of 16,274 square feet, unless the context otherwise requires.

(c) Landlord shall construct and do such other work to the Second Additional Premises in substantial conformity with the plans and outline specifications of the plan by Space Planners, Inc. dated April 25, 2001, as revised July 9, 2001 (the “Second Additional Premises Landlord’s Work”), and shall construct and do such other work to the Third Additional Premises in substantial conformity with the plans and outline specifications of the plan by Space Planners, Inc. dated June 26, 2001 (the “Third Additional Premises Landlord’s Work”)(collectively, “Landlord’s Work”). Tenant shall provide and shall have approved of preliminary plans for Landlord’s Work by September 1, 2001 and final plans and specifications by October 1, 2001. Landlord shall endeavor to substantially complete the Landlord’s Work by January 1, 2002.

(d) If Landlord shall be delayed in such “substantial completion” as a result of (i) Tenant’s failure to furnish plans and specifications within the time frame stated by Landlord; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within the time frame stated by Landlord (each, a “Tenant’s Delay”); then either the Second Additional Premises Commencement Date (if the delay is associated with that space) or the Third Additional Premises Commencement Date (if the delay is associated with that space) and the payment of Fixed Rent hereunder applicable to the delayed space shall be accelerated by the number of days of such delay. If any change, revision or supplement to the scope of the Landlord’s Work is requested by Tenant or if Tenant fails to provide information or cooperation required by Landlord in connection with Landlord’s Work within the time periods required then such occurrence shall not change either the Second Additional Premises Commencement Date or the Third Additional Premises Commencement Date, as appropriate, or the Term and shall not alter Tenant’s obligations under this Lease. Notwithstanding anything to the contrary stated in Section 2(b) above, the Term shall commence on the date the Second Additional or Third Additional Premises would have been delivered to Tenant but for Tenant’s Delay. Tenant shall be solely responsible for all reasonably documented and invoiced expenses which increase the costs incurred in connection with a Tenant requested change in the scope of the Landlord’s Work (including the finishes set forth therein).

(e) Upon completion of the Second Additional Premises Landlord’s Work, Landlord and Tenant shall schedule an inspection of the Second Additional Premises and upon completion of the Third Additional Premises Landlord’s Work, Landlord and Tenant shall schedule an inspection of the Third Additional Premises, at which times a punchlist of outstanding items, if any, shall be prepared. Landlord shall use reasonable efforts to complete the items on the punchlist within thirty days, or if the nature of the items requires additional time, within such additional time as reasonably necessary.

(f) Landlord and Tenant shall confirm the Second Additional Premises Commencement Date and the Third Additional Premises Commencement Date by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “B”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

3. Fixed Rent:

(a) From and after the Second Additional Premises Commencement Date but prior to the Third Additional Premises Commencement Date, Tenant shall pay to Landlord Fixed Rent for the Premises as follows:

TIME PERIOD	PER RSF	MONTHLY INSTALLMENT	ANNUAL FIXED RENT
Second Premises Commencement Date -01/31/02	$20.00	$15,510.00	$186,120.00

02/01/02-01/31/03	$20.50	$15,897.75	$190,773.00
02/01/03-01/31/04	$21.00	$16,285.50	$195,426.00
02/01/04-01/31/05	$21.50	$16,673.25	$200,079.00
02/01/05-01/31/06	$22.00	$17,061.00	$204,732.00

(b) From and after the Third Additional Premises Commencement Date but prior to the Second Additional Premises Commencement Date, Tenant shall pay to Landlord Fixed Rent for the Premises as follows:

TIME PERIOD	PER RSF	MONTHLY INSTALLMENT	ANNUAL FIXED RENT
Third Add’l Premises Commencement Date -01/31/02	$20.00	$11,613.33	$139,360.00

02/01/02-Second Add’l Premises Commencement Date	$20.50	$11,903.67	$142,844.00

(c) From and after both the Second Additional Premises Commencement Date and the Third Additional Premises Commencement Date (the “Full Rent Commencement Date”), Tenant shall pay to Landlord Fixed Rent for the Premises as follows:

TIME PERIOD	PER RSF	MONTHLY INSTALLMENT	ANNUAL FIXED RENT
Full Rent Commencement Date-01/31/02	$20.00	$27,123.33	$325,480.00

02/01/02-01/31/03	$20.50	$27,801.42	$333,617.00
02/01/03-01/31/04	$21.00	$28,479.50	$341,754.00
02/01/04-01/31/05	$21.50	$29,157.58	$349,891.00
02/01/05-01/31/06	$22.00	$29,835.67	$358,028.00

4. Security Deposit. Tenant has on deposit with Landlord $22,000 (the “Original Security Deposit”) and shall pay an additional $32,246.00 Security Deposit to Landlord by check on or before September 15, 2001 (the “Additional Security Deposit”). Upon the payment of the Additional Security Deposit, the Security Deposit shall total $54,246.66. The Original Security Deposit shall be returned to the Tenant as set forth in Article 5 of the First Amendment to Lease and the Additional Security Deposit shall be returned to Tenant if and when, on the second anniversary of the last to occur of the Second Premises Commencement Date and the Third Premises Commencement Date, Tenant is not, nor has ever been, in default under the Lease (irrespective of whether such default was cured).

5. Tenant’s Allocated Share. From and after the Second Additional Premises Commencement Date, Tenant’s Allocated Share of the Project shall be 12.71% and from and after the Third Premises Commencement Date, Tenant’s Allocated Share of the Project shall be 19.26%. If both dates have occurred, Tenant’s Allocated Share of the Project shall be 22.22%. All references in the Lease to Tenant’s Proportionate Share shall be deemed to refer to Tenant’s Allocated Share.

6. Tenant Representations: Tenant hereby confirms that (i) the Lease is in full force and effect and Tenant is in possession of the Premises; (ii) Landlord has performed all outstanding Tenant Improvements and Landlord’s Work obligations, except as set forth herein; (iii) there are no defaults by Landlord or Tenant under the Lease and (iv) Tenant’s NAIC Number is 325412.

7. Brokerage Commission. Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal, with any real estate broker or sales representative in connection with this proposed transaction. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

8. Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms.

9. Conflicting Terms. Should there be a conflict between the terms of this Amendment to Lease and the Lease, the Terms of this Amendment to Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this agreement on the date first above written.

LANDLORD:
BRANDYWINE NORRITON, L.P.
	By:	Brandywine Norriton, LLC, its general partner
WITNESS:

/s/ [ILLEGIBLE]	By:	/s/ H. Jeffrey DeVuono
10/3/01		H. Jeffrey DeVuono
Senior Vice President

TENANT:
AUXILIUM A2, INC.
ATTEST:

ATTEST:	By:	/s/ Jane H. Hollingsworth
/s/ Kathleen Tierry		Name: Jane H. Hollingsworth
Title: EVP

EXHIBIT “A”

DESCRIPTION OF SECOND ADDITIONAL PREMISES AND THIRD ADDITIONAL

PREMISES

EXHIBIT “B”

CONFIRMATION OF LEASE TERM

MEMORANDUM made as of the      day of             ,             , between BRANDYWINE NORRITON, L.P., a Delaware limited partnership, with an office at 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073 (“Landlord”) and AUXILIUM A2, INC., with its principal place of business at 160 West Germantown Pike, Suite D-5, Pennsylvania 19401 (“Tenant”), who entered into a Second Amendment to Lease     , 2001, whereby the Premised were increased. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.	The Parties to this Memorandum hereby agree that the date of [ILLEGIBLE] [Second] [Third] Additional Premises Commencement Date” of the Term and 31, 2006 is the expiration date of this Lease.

2.	Tenant hereby confirms the following:

(a)	That it has accepted possession of the Premises pursuant to the terms of [ILLEGIBLE]

(b)	That the improvements required to be furnished to the [Second] [Third] [ILLEGIBLE] according to the Second Amendment to Lease by Landlord have been [ILLEGIBLE];

(c)	That Landlord has fulfilled all of its duties of an inducement nature or are [ILLEGIBLE] in the Lease;

(d)	That there are no offsets or credits against rentals, nor has any security [ILLEGIBLE] except as provided by the Lease Terms;

(e)	That the Lease is in full force and effect.

3.	This Memorandum, each and all of the provisions hereof, shall inure to the [ILLEGIBLE] the case may require, the parties hereto, and their respective successors and [ILLEGIBLE] the restrictions upon assignment and subletting contained in the Lease.

LANDLORD:

BRANDYWINE NORRITON, L.P.
By: Brandywine Norriton, LLC, its general partner

By:
H. Jeffrey DeVuono, Sr. V.P.

TENANT:
AUXILIUM A2, INC.

By:
Name: